                                                                   Exhibit 10.25
================================================================================

                             Bank of America [LOGO]


                                CREDIT AGREEMENT

                           Dated as of March 22, 2002

                                      among

                               FLIR SYSTEMS, INC.
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

================================================================================

                                TABLE OF CONTENTS

    Section                                                                         Page
    -------                                                                         ----
SECTION 1. DEFINITIONS AND ACCOUNTING TERMS .......................................    1
    1.01     Defined Terms ........................................................    1
    1.02     Other Interpretive Provisions ........................................   17
    1.03     Accounting Terms .....................................................   18
    1.04     Rounding .............................................................   18
    1.05     References to Agreements and Laws ....................................   18

SECTION 2. THE COMMITMENTS AND CREDIT EXTENSIONS ..................................   18
    2.01     Committed Revolving Loans, Possible Increase in Aggregate
             Commitents ...........................................................   18
    2.02     Borrowings, Conversions and Continuations of Committed Loans .........   19
    2.03     This section intentionally left blank ................................   21
    2.04     Letters of Credit ....................................................   21
    2.05     Swing Line Loans .....................................................   28
    2.06     Prepayments ..........................................................   31
    2.07     Reduction or Termination of Commitments ..............................   32
    2.08     Repayment of Loans ...................................................   32
    2.09     Interest .............................................................   32
    2.10     Fees .................................................................   33
    2.11     Computation of Interest and Fees .....................................   33
    2.12     Evidence of Debt .....................................................   34
    2.13     Payments Generally ...................................................   34
    2.14     Sharing of Payments ..................................................   36

SECTION 3. TAXES, YIELD PROTECTION AND ILLEGALITY .................................   37
    3.01     Taxes ................................................................   37
    3.02     Illegality ...........................................................   38
    3.03     Inability to Determine Rates .........................................   38
    3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on
             Eurodollar Rate Loans ................................................   38
    3.05     Funding Losses .......................................................   39
    3.06     Matters Applicable to all Requests for Compensation ..................   39
    3.07     Survival .............................................................   40

SECTION 4. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS ..............................   40
    4.01     Conditions of Initial Credit Extension ...............................   40
    4.02     Conditions to all Credit Extensions and Conversions and
             Continuations ........................................................   41

SECTION 5. REPRESENTATIONS AND WARRANTIES .........................................   42
    5.01     Existence, Qualification and Power; Compliance with Laws .............   42
    5.02     Authorization; No Contravention ......................................   42
    5.03     Governmental Authorization ...........................................   42
    5.04     Binding Effect .......................................................   43
    5.05     Financial Statements; No Material Adverse Effect .....................   43
    5.06     Litigation ...........................................................   43
    5.07     No Default ...........................................................   43
    5.08     Ownership of Property; Liens .........................................   44

     5.09   Environmental Compliance ......................................................   44
     5.10   Insurance .....................................................................   44
     5.11   Taxes .........................................................................   44
     5.12   ERISA Compliance ..............................................................   44
     5.13   Subsidiaries ..................................................................   45
     5.14   Margin Regulations; Investment Company Act; Public Utility Holding Company
            Act ...........................................................................   45
     5.15   Disclosure ....................................................................   45
     5.16   Intellectual Property; Licenses, Etc ..........................................   45

SECTION 6. AFFIRMATIVE COVENANTS ..........................................................   46
     6.01   Financial Statements ..........................................................   46
     6.02   Certificates; Other Information ...............................................   47
     6.03   Notices .......................................................................   47
     6.04   Payment of Obligations ........................................................   48
     6.05   Preservation of Existence, Etc ................................................   48
     6.06   Maintenance of Properties .....................................................   48
     6.07   Maintenance of Insurance ......................................................   48
     6.08   Compliance with Laws ..........................................................   49
     6.09   Books and Records .............................................................   49
     6.10   Inspection Rights .............................................................   49
     6.11   Compliance with ERISA .........................................................   49
     6.12   Use of Proceeds ...............................................................   49
     6.13   Maintenance of Security Interests and Liens ...................................   49
     6.14   Pledge of Stock of Certain Subsidiaries .......................................   49

SECTION 7. NEGATIVE COVENANTS .............................................................   50
     7.01   Liens .........................................................................   50
     7.02   Investments ...................................................................   51
     7.03   Indebtedness ..................................................................   51
     7.04   Fundamental Changes ...........................................................   52
     7.05   Dispositions ..................................................................   53
     7.06   Lease Obligations .............................................................   53
     7.07   Restricted Payments ...........................................................   54
     7.08   ERISA .........................................................................   54
     7.09   Change in Nature of Business ..................................................   54
     7.10   Transactions with Affiliates ..................................................   54
     7.11   Capital Expenditures ..........................................................   54
     7.12   Burdensome Agreements .........................................................   54
     7.13   Use of Proceeds ...............................................................   54
     7.14   Financial Covenants ...........................................................   54

SECTION 8. EVENTS OF DEFAULT AND REMEDIES .................................................   55
     8.01   Events of Default .............................................................   55
     8.02   Remedies Upon Event of Default ................................................   57

SECTION 9. ADMINISTRATIVE AGENT ...........................................................   57
     9.01   Appointment and Authorization of Administrative Agent .........................   57
     9.02   Delegation of Duties ..........................................................   58
     9.03   Liability of Administrative Agent .............................................   58
     9.04   Reliance by Administrative Agent ..............................................   59

     9.05   Notice of Default ...................................................   59
     9.06   Credit Decision; Disclosure of Information by Administrative Agent ..   59
     9.07   Indemnification of Administrative Agent .............................   60
     9.08   Administrative Agent in its Individual Capacity .....................   61
     9.09   Successor Administrative Agent ......................................   61

SECTION 10. MISCELLANEOUS .......................................................   62
     10.01  Amendments, Etc .....................................................   62
     10.02  Notices and Other Communications; Facsimile Copies ..................   63
     10.03  No Waiver; Cumulative Remedies ......................................   64
     10.04  Attorney Costs, Expenses and Taxes ..................................   64
     10.05  Indemnification by the Borrower .....................................   64
     10.06  Payments Set Aside ..................................................   64
     10.07  Successors and Assigns ..............................................   65
     10.08  Confidentiality .....................................................   65
     10.09  Set-off .............................................................   68
     10.10  Interest Rate Limitation ............................................   69
     10.11  Counterparts ........................................................   70
     10.12  Integration .........................................................   70
     10.13  Survival of Representations and Warranties ..........................   70
     10.14  Severability ........................................................   70
     10.15  Tax Forms ...........................................................   70
     10.16  Governing Law .......................................................   71
     10.17  Arbitration and Waiver of Right to Trial by Jury ....................   72
     10.18  Time of the Essence. Time is of the essence of the Loan Documents ...   73
     10.19  Entire Agreement ....................................................   73
     10.20  Certain agreements not enforceable ..................................   73

     SIGNATURES .................................................................  S-1

SCHEDULES

     1.01     Existing Letters of Credit
     2.01     Commitments and Pro Rata Shares
     5.06     Litigation
     5.09     Environmental Matters
     5.13     Subsidiaries and Other Equity Investments
     5.16     Intellectual Property Matters
     7.01     Existing Liens
     7.02     Existing Investments
     7.03     Existing Indebtedness
     7.06     Existing Leases
     10.02    Eurodollar and Domestic Lending Offices, Addresses for Notices

EXHIBITS

              Form of

     A        Committed Loan Notice

     B        Swing Line Loan Notice

     C-1      Committed Revolving Loan Note

     C-2      Swing Line Note

     D        Compliance Certificate

     E        Assignment and Assumption

     F        Guaranty

     G        Opinion of Counsel

     H-1      Security Agreement (FLIR Systems, Inc.)

     H-2      Security Agreement (FLIR Systems-Boston, Inc.)

     I        Pledge Agreement

                                CREDIT AGREEMENT

     This CREDIT AGREEMENT ("Agreement") is entered into as of March 22, 2002,
                             ---------
among FLIR Systems, Inc., an Oregon corporation (the "Borrower"), each lender
                                                      --------
from time to time party hereto (collectively, the "Lenders" and individually, a
                                                   -------
"Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender
 ------
and L/C Issuer.

     The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   SECTION 1.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Administrative Agent" means Bank of America in its capacity as
      --------------------
administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address
      -----------------------------
and, as appropriate, account as set forth on Schedule 10.02, or such other
                                             --------------
address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

     "Affiliate" means, with respect to any Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control"
                                                                     -------
means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and
                                                             -----------
"Controlled" have meanings correlative thereto. A Person shall be deemed to be
 ----------
Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners.

     "Agent/Arranger Fee Letter" has the meaning specified in Section 2.10(b).
      -------------------------                               ---------------

     "Agent-Related Persons" means the Administrative Agent (including any
      ---------------------
successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

     "Aggregate Commitments" means the sum of the Revolving Commitments.
      ---------------------

     "Agreement" means this Credit Agreement.
      ---------

     "Applicable Rate" means, from time to time, the following percentages per
      ---------------
annum, based upon the Leverage Ratio as set forth below:

                            Applicable Rate Per Annum

                                                                          Standby
    Pricing           Leverage          Base Rate     Eurodollar Rate    Letters of         Commitment
     Level             Ratio                +             Rate +           Credit               Fee
  ------------- ------------------- ---------------- ----------------- --------------- ----------------------
       1             *1.50:1             .50%             2.25%            2.25%               0.45%
       2           *1.00:1 but           .25%             2.00%             2.0%               0.40%
                    **1.50:1
       3            **1.00:1             .00%            1.625%           1.625%               0.35%

     Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first day of the month immediately following the date a Compliance Certificate is delivered pursuant to
Section 6.02(b); provided, however, that if no Compliance certificate is
---------------  --------- -------
delivered during a fiscal quarter when due in accordance with such Section, then Pricing Level 1 shall apply as of the first day of such following fiscal quarter. Any change in the Applicable Rate shall be applicable to all existing Committed Loans as well as to new Committed Loans. The Applicable Rate in effect from the Closing Date through receipt of the Compliance Certificate following the quarter ending March 31, 2002 shall be determined based upon Pricing Level 3.

     "Arranger" means Banc of America Securities L.L.C., in its capacity as sole
      --------
lead arranger and sole book manager.

     "Assignment and Assumption" means an Assignment and Assumption
      -------------------------
substantially in the form of Exhibit E.
                             ---------

     "Attorney Costs" means and includes all fees and disbursements of any law
      --------------
firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any
      -------------------------
capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated and
      ----------------------------
consolidating balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2001, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries.

*  means more than or equal to
** means less than

     "Bank of America" means Bank of America, N.A.
      ---------------

     "Base Rate" means for any day a fluctuating rate per annum equal to the
      ---------
higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.
      ------------------------

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.
      --------------

     "Borrower" has the meaning set forth in the introductory paragraph hereto.
      --------

     "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the
      ---------
context may require.

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

     "Cash Collateralize" means to pledge and deposit with or deliver to the
      ------------------
Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

     "Closing Date" means the first date all the conditions precedent in Section
      ------------                                                       -------
4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of
----                                            ------------
Section 4.01(b), waived by the Person entitled to receive the applicable
---------------
payment).

     "Code" means the Internal Revenue Code of 1986.
      ----

     "Collateral" means all property and interests in property and proceeds
      ----------
thereof now owned or hereafter acquired by Borrower in or upon which a Lien now or hereafter exists in favor of Lenders, or Administrative Agent on behalf of the Lenders, whether under the any Security Agreement, any Pledge Agreement or under any of the other Collateral Documents. Collateral includes, but is not limited to, all domestic accounts receivable, domestic machinery and equipment, domestic inventory and general intangibles of Borrower and domestic Subsidiaries, as well as a pledge of 100% of Borrower's stock or ownership interest in present or future domestic Material Subsidiaries, and 65% of Borrower's stock or ownership interest in present or future direct foreign Material Subsidiaries.

     "Collateral Documents" means, collectively, (i) the Security Agreements,
      --------------------
the Pledge Agreement, all landlord, mortgagee, warehousemen and bailee waivers, third party consents, intercreditor agreements and other agreements requested by the Administrative Agent, in each case, in form and substance satisfactory to the Administrative Agent and all other security agreements, assignments, guarantees and other similar agreements, if any, between Borrower or any Subsidiary and Lenders or Administrative Agent for the benefit of Lenders now or hereafter delivered to Lenders or Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Borrower or any Subsidiary as debtor in favor of Lenders or Administrative Agent for the benefit of Lenders as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "Committed Borrowing" means a borrowing consisting of simultaneous
      -------------------
Committed Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

     "Committed Loan" means a Committed Revolving Loan.
      --------------

     "Committed Loan Note" means a promissory note made by the Borrower in favor
      -------------------
of a Lender evidencing Committed Revolving Loans made by such Lender, substantially in the form of Exhibit C-1.
                             -----------

     "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a
      ---------------------
conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in
                                                 ---------------
writing, shall be substantially in the form of Exhibit A.
                                               ---------

     "Committed Revolving Loan" has the meaning specified in Section 2.01(a).
      ------------------------                               ---------------

     "Compliance Certificate" means a certificate substantially in the form of
      ----------------------
Exhibit D.
---------

     "Consolidated Assets" means, at any time, the total assets of Borrower and
      -------------------
its Subsidiaries on a consolidated basis.

     "Consolidated EBITDA" means, for any period, for the Borrower and its
      -------------------
Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income.

     "Consolidated Funded Indebtedness" means, as of any date of determination,
      --------------------------------
for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, and (c) without duplication, all Guaranty Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Borrower or any Subsidiary.

     "Consolidated Interest Charges" means, for any period, for the Borrower and
      -----------------------------
its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Net Income" means, for any period, for the Borrower and its
      -----------------------
Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

     "Consolidated Net Worth" means, as of any date of determination, for the
      ----------------------
Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Extension" means each of the following: (a) a Committed Borrowing,
      ----------------
(b) a borrowing of a Swing Line Loan, and (c) an L/C Credit Extension.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States of
      ------------------
America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event that, with the giving of any notice, the passage
      -------
of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) the Base Rate plus (b)
      ------------                                                    ----
the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per
                                                           ----
annum; provided, however, that with respect to a Eurodollar Rate Loan, the
       --------  -------
Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

     "Disposition" or "Dispose" means the sale, transfer, license or other
      -----------      -------
disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Dollar" and "$" means lawful money of the United States of America.
      ------       -

     "EBITDA" means for any period, for any Person, an amount equal to the sum
      ------
of (a) net income, (b) interest charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such net income, and (d) the amount of depreciation and amortization expense deducted in determining such net income. EBITDA shall be calculated in a manner consistent with the calculation of Consolidated EBITDA, but applicable only to a single Person.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).
      -----------------                               ----------------

     "Environmental Laws" means all Laws relating to environmental, health,
      ------------------
safety and land use matters applicable to any property.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any other Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any
      -----
regulations issued pursuant thereto.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
under common control with the Borrower within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
      -----------
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     "Eurodollar Rate" means for any Interest Period with respect to any
      ---------------
Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                       Eurodollar Base Rate
            Eurodollar Rate  =  ------------------------------------
                                1.00 - Eurodollar Reserve Percentage

          Where,

          "Eurodollar Base Rate" means, for such Interest Period:
           --------------------

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest
           -----------------------------
     Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Eurodollar Base Rate" has the meaning set forth in the definition of
      --------------------
Eurodollar Rate.

     "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest
      ------------------------------
at a rate based on the Eurodollar Rate.

     "Eurodollar Rate Loan" means a Eurodollar Rate Committed Loan.
      --------------------

     "Event of Default" means any of the events or circumstances specified in
      ----------------
Section 8.
---------

     "Existing Credit Facility" means that certain Credit Agreement dated as of
      ------------------------
December 16, 1999, among the Borrower, Bank of America, as agent, and a syndicate of lenders, as amended.

     "Existing Letters of Credit" means letters of credit issued pursuant to the
      --------------------------
Existing Credit Facility and listed on Schedule 1.01.
                                       -------------

     "Federal Funds Rate" means, for any day, the rate per annum equal to the
      ------------------
weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the
                     -------------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fixed Charge Coverage Ratio" means, as of any date of determination, the
      ---------------------------
ratio of (a) (i) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date less (ii) capital expenditures and income taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis for such period to (b) the sum of (i) Consolidated Interest Charges for such period and (ii) scheduled debt service (other than interest charges) including payments on capital leases, for such period. Scheduled debt service for the purpose of the preceding sentence shall not include any principal payments made pursuant to the Existing Credit Facility.

     "Foreign Lender" has the meaning specified in Section 10.15(a).
      --------------                               ----------------

     "FRB" means the Board of Governors of the Federal Reserve System of the
      ---
United States of America.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantee" means the Guaranty made by FLIR Systems-Boston, Inc. in favor
      ---------
of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F.
   ---------

     "Guarantor" means FLIR Systems-Boston, Inc.
      ---------

     "Guaranty Obligation" means, as to any Person, any (a) any obligation,
      -------------------
contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person; provided, however, that the term Guaranty Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

     "Hazardous Materials" means all explosive or radioactive substances or
      -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" means, as to any Person at a particular time, all of the
      ------------
following, whether or not included as indebtedness or liabilities in accordance with GAAP:

           (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

           (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

           (c) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof;

           (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

           (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

           (f) capital leases and Synthetic Lease Obligations; and

           (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Required Lenders). The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning set forth in Section 10.05.
      -----------------------                               -------------

     "Indemnitees" has the meaning set forth in Section 10.05.
      -----------                               -------------

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate
      ---------------------
Loan, the last day of each Interest Period applicable to such Loan; provided
                                                                    --------
however, that if any Interest Period for a Eurodollar Rate Loan exceeds three
-------
months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates: and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each month and the Revolving Loan Maturity Date.

     "Interest Period" means as to each Eurodollar Rate Loan, the period
      ---------------
commencing on the date such Eurodollar Rate Loan is disbursed or (in the case of any Eurodollar Rate Committed Loan) converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:
        --------

               (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period shall extend beyond the scheduled Revolving Loan Maturity Date.

          "Investment" means, as to any Person, any acquisition or investment by
           ----------
such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

          "IP Rights" has the meaning set forth in Section 5.16.
           ---------                               ------------

          "IRS" means the United States Internal Revenue Service.
           ---

          "Laws" means, collectively, all international, foreign, Federal, state
           ----
and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

          "L/C Advance" means, with respect to each Lender, such Lender's
           -----------
participation in any L/C Borrowing in accordance with its Pro Rata Share.

          "L/C Borrowing" means an extension of credit resulting from a drawing
           -------------
under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

          "L/C Credit Extension" means, with respect to any Letter of Credit,
           --------------------
the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of
      ----------
Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate
      ---------------
undrawn face amount of all outstanding Letters of Credit plus the aggregate of
                                                         ----
all Unreimbursed Amounts, including all L/C Borrowings.

     "Lender" has the meaning specified in the introductory paragraph hereto
      ------
and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

     "Lending Office" means, as to any Lender, the office or offices of such
      --------------
Lender described as such on Schedule 10.02, or such other office or offices as a
                            --------------
Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder and shall
      ----------------
include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" means an application and agreement for the
      ----------------------------
issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior
      --------------------------------
to the Revolving Loan Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means an amount equal to the lesser of the
      -------------------------
aggregate Revolving Commitments and $5,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

     "Leverage Ratio" means, as of any date of determination, for the Borrower
      --------------
and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

     "Loan" means an extension of credit by a Lender to the Borrower under
      ----
Section 2 in the form of a Committed Loan or a Swing Line Loan.
---------

     "Loan Documents" means this Agreement, each Note, the Agent/Arranger Fee
      --------------
Letter, the Security Agreements, the Pledge Agreement, each Request for Credit Extension, each Compliance Certificate and each Guaranty.

     "Loan Parties" means, collectively, the Borrower and each Guarantor.
      ------------

     "Material Adverse Effect" means (a) a material adverse change in, or a
      -----------------------
material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Material Subsidiary" means a Subsidiary, the assets of which, exceed 7.5%
      -------------------
of Consolidated Assets at the time of determination, or the EBITDA of which, for the four quarters immediately preceding the time of determination, exceed 10% of Consolidated EBITDA for the same period.

     "Multiemployer Plan" means any employee benefit plan of the type described
      ------------------
in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

     "Notes" means, collectively, the Committed Loan Notes, and the Swing Line
      -----
Note.

     "Obligations" means all advances to, and debts, liabilities, obligations,
      -----------
covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

     "Organization Documents" means, (a) with respect to any corporation, the
      ----------------------
certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

     "Outstanding Amount" means (i) with respect to Committed Loans and Swing
      ------------------
Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, and Swing Line Loans, as the case may be, occurring on such date; and
(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" has the meaning specified in Section 10.07(d).
      -----------                               ----------------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Pension Plan" means any "employee pension benefit plan" (as such term is
      ------------
defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any "employee benefit plan" (as such term is defined in
      ----
Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

     "Pledge Agreement" means that Pledge Agreement in form attached hereto as
      ----------------
Exhibit I by which the Borrower pledges 100% of the stock of FLIR
---------
Systems-Boston, Inc., 65% of the capital stock of FLIR Systems, AB to secure the Obligations and any liability of the Borrower under any Swap Contract with any Lender which is used to protect against changes in the interest rates available hereunder.

     "Pro Rata Share" means, with respect to each Lender, the percentage
      --------------
(carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted
                                    -------------
as contemplated herein.

     "Register" has the meaning set forth in Section 10.07(c).
      --------                               ----------------

     "Reportable Event" means any of the events set forth in Section 4043(c) of
      ----------------
ERISA, other than events for which the 30 day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing,
      ----------------------------
conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

     "Required Lenders" means, as of any date of determination, at least two
      ----------------
Lenders whose Voting Percentages aggregate more than 50%.

     "Responsible Officer" means the president, chief financial officer,
      -------------------
treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in
      ------------------
cash, securities or other property) with respect to any capital stock of the Borrower or any Subsidiary.

     "Revolving Commitment" means, as to each Lender, its obligation to (a) make
      --------------------
Committed Revolving Loans to the Borrower pursuant to Section 2.01(a), (b)
                                                      ------------
purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01,
                                                                  -------------
as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

     "Revolving Loan Maturity Date" means (a) the date which is three years from
      ----------------------------
the Closing Date or (b) such earlier date upon which the Revolving Commitments may be terminated in accordance with the terms hereof.

     "Security Agreements" means those Security Agreements executed by the
      -------------------
Borrower and FLIR Systems-Boston, Inc. which secure the Obligations and any liability of the Borrower under any Swap Contract with any Lender.

     "Shareholders' Equity" means, as of any date of determination for the
      --------------------
Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

     "Subsidiary" of a Person means a corporation, partnership, joint venture,
      ----------
limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps,
      -------------
credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement,
or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or
                      ----------------
liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap
      ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

     "Swing Line" means the revolving credit facility made available by the
      ----------
Swing Line Lender pursuant to Section 2.05.
                              ------------

     "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
      --------------------
Section 2.05.
------------

     "Swing Line Lender" means Bank of America in its capacity as provider of
      -----------------
Swing Line Loans, or any successor swing line lender hereunder.

     "Swing Line Loan" has the meaning specified in Section 2.05(a).
      ---------------                               ---------------

     "Swing Line Note" means a promissory note made by the Borrower in favor of
      ---------------
the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit C-2.
                             -----------

     "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant
      ----------------------
to Section 2.05(b), which, if in writing, shall be substantially in the form of
   ---------------
Exhibit B.
---------

     "Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000
      -------------------
and (b) the aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the aggregate Revolving Commitments.

     "Synthetic Lease Obligation" means the monetary obligation of a Person
      --------------------------
under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "Threshold Amount" means $5,000,000.
      ----------------

     "Type" means with respect to a Committed Loan, its character as a Base Rate
      ----
Loan or a Eurodollar Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit
      --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).
      -------------------                               ------------------

     "Voting Percentage" means, as to any Lender, (a) at any time when the
      -----------------
Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Committed Loans, plus (B) such Lender's Pro Rata Share of the
                                  ----
Outstanding Amount of L/C Obligations, plus (C) such Lender's Pro Rata Share of
                                       ----
the Outstanding Amount of Swing Line Loans, then comprises of (ii) the Outstanding Amount of all Loans and L/C Obligations; provided, however, that if
                                                     --------  -------
any Lender has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Committed Loans, L/C Advances and funded participations in Swing Line Loans, as the case may be.

     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (i)   The words "herein" and "hereunder" and words of similar import
                           ------       ---------
     when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

          (iii) The term "including" is by way of example and not limitation.
                          ---------

          (iv)  The term "documents" includes any and all instruments,
                          ---------
     documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

     (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and
                                       ------------------              --
"until" each mean "to but excluding;" and the word "through" means "to and
 -----             ----------------                 -------         ------
including."
---------

     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms.

     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
------

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so
                                                        -------- ----
amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   SECTION 2.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 Committed Revolving Loans, Possible Increase in Aggregate Commitments.

     (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a "Committed Revolving
                                                             -------------------
Loan") to the Borrower from time to time on any Business Day during the period
---
from the Closing Date to the Revolving Loan Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any
                      --------  -------
Committed Borrowing, (i) the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations shall not exceed the sum of all Revolving Commitments, and
(ii) the aggregate Outstanding Amount of the Committed Revolving Loans of any Lender, plus such Lender's Pro Rata Share of
        ----
                                       18
the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share
                                               ----
of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.06, and reborrow under this
           ---------------               ------------
Section 2.01(a). Committed Revolving Loans may be Base Rate Loans or Eurodollar
---------------
Rate Loans, as further provided herein.

     (b) The Borrower may, at its option any time before two years following the Closing Date, on no more than two occasions seek to increase the Aggregate Commitments by up to an aggregate amount not exceeding $25,000,000 (resulting in maximum Aggregate Commitments of $60,000,000) upon written notice to the Agent, which notice shall specify the amount of any such increase (which shall not be less than $5,000,000) and shall be delivered at a time when no Default or Event of Default has occurred and is continuing. The Agent, subject to the consent of Borrower, which shall not be unreasonably withheld, may allocate the increase (which may be declined by any Lender in its sole discretion) in the Aggregate Commitments on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other banks or entities reasonably acceptable to the Agent and the Borrower which have expressed a desire to accept the increase in Aggregate Commitments. The Agent will then notify each existing and potentially new Lender of such revised allocations of the Aggregate Commitments, including the desired increase. No increase in the Aggregate Commitments shall become effective until the existing or new Lenders extending such incremental Revolving Commitment amount and the Borrower shall have delivered to the Agent a document in form reasonably satisfactory to the Agent pursuant to which any such existing Lender states the amount of its Revolving Commitment increase, any such new Lender states its Revolving Commitment amount and agrees to assume and accept the obligations and rights of Lender hereunder and the Borrower accepts such incremental Revolving Commitments. After giving effect to such increase in Aggregate Commitments, all Loans and all such other credit exposure shall be held ratably by the Lenders in proportion to their respective Revolving Commitments, as revised to accommodate the increase in the Aggregate Commitments. Upon any increase in Aggregate Commitments pursuant to this Section, Borrower shall pay Agent for the ratable benefit of the Lender's whose Revolving Commitments are increased an upfront fee equal to .50% of the increase in Aggregate Commitments.

     2.02 Borrowings, Conversions and Continuations of Committed Loans.

     (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 10:00 a.m., Seattle time. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or of any conversion of Eurodollar Rate Committed Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m., Seattle time, on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section
   ------------                                                          -------
4.01), the Administrative Agent shall make all funds so received available to
-----
the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

     (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Committed Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Committed Loans be converted immediately to Base Rate Committed Loans.

     (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Committed Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than eight Interest Periods in effect with respect to Committed Loans.

     2.03 This section intentionally left blank.

     2.04 Letters of Credit.

     (a)  The Letter of Credit Commitment.
          -------------------------------

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day
                   ------------
     during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit
     --------
     Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Revolving Loans would exceed the aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Committed Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all
             ----
     L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding
                      ----
     Amount of all Swing Line Loans would exceed such Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

          (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                (B) subject to Section 2.04(b)(iii), the expiry date of such
                               --------------------
          requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

                (E) such Letter of Credit is denominated in a currency other than Dollars or unless approved by the Administrative Agent.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b)  Procedures for Issuance and Amendment of Letters of Credit;
          -----------------------------------------------------------
Auto-Renewal Letters of Credit.
------------------------------

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 10:00 a.m., Seattle time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
     Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

               (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit");
                                        -----------------------------
          provided that any such Auto-Renewal Letter of Credit must permit the
          --------
          L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such
                                     ----------------------
          twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not
                           --------  -------
          permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in
          Section 4.02 is not then satisfied. Notwithstanding anything to the
          ------------
          contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

          (c)     Drawings and Reimbursements; Funding of Participations.
                  ------------------------------------------------------

                  (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m., Seattle time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor
                                                                       -----
          Date"), the Borrower shall reimburse the L/C Issuer through the
          ----
          Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed
                                                             ------------
          Amount"), and such Lender's Pro Rata Share thereof. In such event, the
          ------
          Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base
                                 ------------
          Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Commitments and the conditions set forth in
          Section 4.02 (other than the delivery of a Committed Loan Notice). Any
          ------------
          notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately
               ------------------
          confirmed in writing; provided that the lack of such an immediate
                                --------
          confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii)   Each Lender (including the Lender acting as L/C
          Issuer) shall upon any notice pursuant to Section 2.04(c)(i) make
                                                    ------------------
          funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., Seattle time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section
                                                                        --------
          2.04(c)(iii), each Lender that so makes funds available shall be
          ------------
          deemed to have made a Committed Revolving Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Revolving Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied
                                              ------------
          or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
          Section 2.04(c)(ii) shall be deemed payment in respect of its
          -------------------
          participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.
                                ------------

                  (iv) Until each Lender funds its Committed Revolving Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C
                                       ---------------
          Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Committed Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c),
                                                           ---------------
          shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever;
          (B) the occurrence or continuance of a Default or Event of Default, or
          (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's
                                   --------  -------
          obligation to make Committed Revolving Loans pursuant to this Section
                                                                        -------
          2.04(c) is subject to the conditions set forth in Section 4.02. Any
          -------                                           ------------
          such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section
                             ---------------                          -------
          2.04(c)(ii), the L/C Issuer shall be entitled to recover from such
          -----------
          Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d)     Repayment of Participations.
                  ---------------------------

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
          Section 2.04(c), if the Administrative Agent receives for the account
          ---------------
          of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) is
                                                    ------------------
          required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

          (e)     Obligations Absolute. The obligation of the Borrower to
                  --------------------
reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Committed Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                   (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                   (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                   (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                   (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                   (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

          The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

          (f)      Role of L/C Issuer. Each Lender and the Borrower agree that,
                   ------------------
in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this
                                            --------  -------
assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.04(e); provided, however, that anything in such clauses to the
       ---------------  --------  -------
contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

          (g)      Cash Collateral. Upon the request of the Administrative
                   ---------------
Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or
(ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).

          (h)      Applicability of ISP98 and UCP. Unless otherwise expressly
                   ------------------------------
agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision
               ---
published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

          (i)      Letter of Credit Fees. The Borrower shall pay to the
                   ---------------------
Administrative Agent for the account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to .125% per annum times the actual daily maximum amount available to drawn under each such Letter of Credit, and (ii) a Letter of Credit fee for each standby Letter of Credit equal to the Applicable Rate times the actual daily
                                                      -----
maximum amount available to be drawn under each such Letter of Credit. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

          (j)      Fronting Fee and Documentary and Processing Charges Payable
                   -----------------------------------------------------------
to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own
-------------
account a fronting fee in an amount (i) with respect to each commercial Letter of Credit, equal to .125% of the amount of such Letter of Credit, due and payable upon the issuance thereof, and (ii) with respect to each standby Letter of Credit, equal to .125% of the amount of such Letter of Credit, due and payable upon the issuance thereof. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

          (k)      Conflict with Letter of Credit Application.  In the event of
                   ------------------------------------------
any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

          2.05     Swing Line Loans.

          (a)      The Swing Line. Subject to the terms and conditions set forth
                   --------------
herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing
                                                                       -----
Line Loan") to the Borrower from time to time on any Business Day during the
----------
period from the Closing Date to the Revolving Loan Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Outstanding Amount of Committed Revolving Loans of the Swing Line Lender in its capacity as a Lender of Committed Revolving Loans, may exceed the amount of such Lender's Revolving Commitment; provided, however, that after
                                              --------  -------
giving effect to any Swing Line Loan, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Committed Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the
                               ----
Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of
                                           ----
the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and provided, further, that the Swing Line Lender shall
                          --------  --------
not make any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05, prepay under Section
                                           ------------               -------
2.06, and reborrow under this Section 2.05 ; provided, however, that the Swing
----                          ------------   --------  -------
Line Lender may terminate or suspend the Swing Line at any time in its sole discretion upon notice to the Borrower. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of
                                                            -----
such Swing Line Loan.

          (b)      Borrowing Procedures. Unless the Swing Line Lender has
                   --------------------
notified the Borrower that the Swing Line has been terminated or suspended as provided in Section 2.05(a), each Swing Line Borrowing shall be made upon the
            ---------------
Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon, Seattle time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m., Seattle time, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more
                                        ---------------
of the applicable conditions specified in Section 4 is not then satisfied, then,
                                          ---------
subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m., Seattle time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

          (c)      Refinancing of Swing Line Loans.
                   -------------------------------

                   (i)   The Swing Line Lender at any time in its sole and

          absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to so request on its behalf), that each Lender make a Committed Base Rate Revolving Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum
                                   ------------
          and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Commitments and the conditions set forth in Section 4.02.
                                                                ------------
          The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m., Seattle time, on the day specified in such Committed Loan Notice, whereupon, subject to Section
                                                                         -------
          2.05(c)(ii), each Lender that so makes funds available shall be deemed
          -----------
          to have made a Base Rate Committed Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

          (ii) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.05(c)(i) or any Swing Line Loan cannot be
                     ------------------
     refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to
     Section 2.05(c)(i) shall be deemed payment in respect of such
     ------------------
     participation.

          (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section
                                                                      -------
     2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender
     -------                          ------------------
     shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (iii) shall be conclusive absent manifest error.

          (iv) Each Lender's obligation to make Committed Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
     Section 2.05(c) shall be absolute and unconditional and shall not be
     ---------------
     affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's
                                      --------  -------
     obligation to make Committed Revolving Loans pursuant to this Section

     2.05(c) is subject to the conditions set forth in Section 4.02. Any such
     -------                                           ------------
     purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

     (d)  Repayment of Participations.
          ---------------------------

          (i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

          (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

     (e)  Interest for Account of Swing Line Lender. The Swing Line Lender shall
          -----------------------------------------
be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Committed Base Rate Revolving Loan or participation pursuant to this Section 2.05 to refinance such Lender's Pro Rata Share of any
                 ------------
Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

     (f)  Payments Directly to Swing Line Lender. The Borrower shall make all
          --------------------------------------
payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

     2.06 Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by
                            --------
the Administrative Agent not later than 10:00 a.m., Seattle time, (A) three Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment
                                            ------------
shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
                                                                 --------
(i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m., Seattle time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

     (c) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

     2.07 Reduction or Termination of Commitments. (a) The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Revolving Loans and L/C Obligations; provided that (i)
                                                               --------
any such notice shall be received by the Administrative Agent not later than 10:00 a.m., Seattle time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $100,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share.

     (b) The Aggregate Commitments shall be permanently reduced by an amount equal to 100% of the proceeds (net of sales expenses and taxes actually paid) received by Borrower or any of its Subsidiaries from the sale of any property including capital stock of any Subsidiary; provided that sales of the capital
                                           --------
stock of Borrower shall not reduce the Aggregate Commitment. The foregoing provision shall not apply to dispositions of property in the ordinary course of business or sales not exceeding $1,000,000 in any 12 month period.

     2.08 Repayment of Loans.

     (a) The Borrower shall repay to the Lenders on the Revolving Loan Maturity Date the aggregate principal amount of Committed Revolving Loans outstanding on such date.

     (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date five Business Days after such Loan is made and (ii) the Revolving Loan Maturity Date.

     2.09 Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate
                              ----
Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on
----
the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
                                      ----

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.10 Fees.

     In addition to certain fees described in subsections (i) and (j) of
Section 2.04:
------------

     (a)  Commitment Fee. The Borrower shall pay to the Administrative Agent for
          --------------
the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the
                                 -----
aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Committed Revolving Loans (not including the Outstanding Amount of Swing Line Loans) and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Closing Date until the Revolving Loan Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Loan Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Section 4 is not met.
                             ---------

     (b)  Arrangement and Agency Fees. The Borrower shall pay an arrangement fee
          ---------------------------
to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated February 8, 2002 (the "Agent/Arranger Fee Letter"), between the Borrower, the Arranger and
           -------------------------
the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

     (c)  Lenders' Upfront Fee. On the Closing Date, the Borrower shall pay to
          --------------------
the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in an amount equal to .50% of the Aggregate Commitments. Such upfront fee is for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

     2.11 Computation of Interest and Fees. Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made
      --------
shall bear interest for one day.

     2.12 Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Committed Loan Note, and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

     2.13 Payments Generally.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Administrative Agent is authorized to deduct all principal, interest and all other fees and expenses due from any of the Borrower's checking accounts maintained with the Administrative Agent. If such payments are not taken from the Borrower's checking accounts, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon, Seattle time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m., Seattle time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

     (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first,
                                                                      -----
toward costs and expenses (including Attorney Costs and amounts payable under
Section 3) incurred by the Administrative Agent and each Lender, (ii) second,
---------                                                             ------
toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C
                                    -----
Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

     (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal
                 -------------------
     Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

     (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and the conditions to the applicable Credit Extension set forth
     ---------
in Section 4 are not satisfied or waived in accordance with the terms hereof,
   ---------
the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (f) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

     (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     2.14 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or
                                             --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 with respect to such participation as fully as if such Lender
   -------------
were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   SECTION 3.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the
                                                   ---------
Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be
                                              -----
required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").
                -----------

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties,
              ---------------
interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for such Eurodollar Rate Loan, or
(c) the Eurodollar Base Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may
be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
                                                                         -------
3.01 shall govern), (ii) changes in the basis of taxation of overall net income
----
or overall gross income by the United

States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Committed Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.15;
            -------------

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar
     ------------
Rate Committed Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan was in fact so funded.

     3.06 Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Section
                                                                        -------
3 and setting forth the additional amount or amounts to be paid to it hereunder
-
shall be conclusive in the
absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     3.07 Survival. All of the Borrower's obligations under this Section 3 shall
                                                                 ---------
survive termination of the Aggregate Commitments and repayment of all other Obligations.

                                   SECTION 4.
                    CONDITIONS PRECEDENT TO Credit Extensions

     4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (vi) or (vii) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

          (i) executed counterparts of this Agreement and the Guarantees, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

          (ii) Committed Loan Notes executed by the Borrower in favor of each Lender if requested by such Lender, each in a principal amount equal to such Lender's Commitment;

          (iii) the Collateral Documents;

          (iv) such evidence as the Administrative Agent may reasonably require to verify that it holds a valid perfected first priority security interest and lien in the Collateral;

          (v)   this item intentionally left blank;

          (vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

          (vii) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party's Organization Documents, certificates of good standing and/or qualification to engage in business;

               (viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections
                                                                  --------
         4.02(a) and (b) have been satisfied, and (B) that there has been no
         -------      -
         event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

               (ix) an opinion of counsel to each Loan Party substantially in the form of Exhibit G in form and substance satisfactory to the
                     ---------
         Administrative Agent; and

               (x) evidence that the Existing Credit Facility has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Facility have been or concurrently with the Closing Date are being assigned to the Administrative Agent for the benefit of the Lenders; and

               (xi)   such other assurances, certificates, documents, consents

         or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate
                                                --------
shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

         4.02 Conditions to all Credit Extensions and Conversions and Continuations. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

         (a)   The representations and warranties of the Borrower contained in
Section 5, or which are contained in any document furnished at any time under or
---------
in connection herewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, conversion or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

         (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension, conversion or continuation.

         (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Committed Loans as the same Type) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date
             ----------------      -
of the applicable Credit Extension.

                                   SECTION 5.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all corporate power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing or existence under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

         5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         5.05  Financial Statements; No Material Adverse Effect.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated and consolidating financial statements of the Borrower and its Subsidiaries dated March 31, 2001, June 30, 2001, and September 30, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on such dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to ordinary, good faith year end audit adjustments; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of such dates and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of such dates, including liabilities for taxes, material commitments and Indebtedness.

         (c) Since December 31, 2001, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06  Litigation. Except as specifically disclosed in Schedule 5.06,
                                                               -------------
there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could result in an award or judgment exceeding $1,000,000.

         5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
                                                                   ------------

         5.09 Environmental Compliance. Borrower and its Subsidiaries comply with all existing Environmental Laws and, to the best of Borrower's knowledge, there are no claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims do not, individually or in the aggregate, have a material adverse effect.

         5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.


         5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12  ERISA Compliance.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 Subsidiaries. The Borrower has no active operational Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no
                                                       -------------
equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.
                                      -------------

         5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

         (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 Disclosure. No statement, information, report, representation, or warranty made by any Loan Party in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with any Loan Document contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.16 Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are
                                                   ---------
reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.16, no claim or
                                                      -------------
litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                                   SECTION 6.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each
                           -------------  ----  ----     ----
Subsidiary to:

     6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

     (b) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidating statements of income or operations for such fiscal year. Such consolidating balance shall tie to the annual audited balance sheet referred to in the preceding in Section 6.01(a) and shall be certified by
                                      ---------------
the chief financial officer of the Borrower as having been developed and used in connection with the preparation of such audited annual statements.

     (c) as soon as available, but in any event within 45 days after the end of each of the fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes. Such balance sheet and related consolidated statements of income or operations shall be accompanied by consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidating statements of income or operations for such quarter and shall tie to the quarterly financial statements for such quarter.

     6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public
      --------------
accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed
      ----------------      -
by a Responsible Officer of the Borrower;

     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

     (e) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

     6.03   Notices.

     Promptly notify the Administrative Agent and each Lender:

     (a)    of the occurrence of any Default or Event of Default;

     (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of any dispute, liability out of the ordinary course of business, litigation, investigation or proceeding affecting any Loan Party in which the amount involved exceeds $2,500,000, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect;

     (d)    of the occurrence of any ERISA Event; and

     (e) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall
                                                      ---------------
describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.05 Preservation of Existence, Etc. Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section
                                                                         -------
7.04 or 7.05; and preserve or renew all of its registered patents, trademarks,
----    ----
trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

     6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event
                                           --------  -------
of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     6.11 Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

     6.12 Use of Proceeds. Use the proceeds of the Credit Extensions for repayment of loans under the Existing Credit Facility, working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document.

     6.13 Maintenance of Security Interests and Liens. Execute and deliver all Collateral Documents and perform such other acts as the Administrative Agent reasonably requests to maintain the continuous perfection and priority of Lenders' security interests and Liens in the Collateral.

     6.14 Pledge of Stock of Certain Subsidiaries. Pledge to the Administrative Agent for the benefit of the Lenders:

     (a) 100% of the stock or ownership interest in each domestic Subsidiary and 65% of the stock or ownership interest in each foreign Subsidiary when such Subsidiary becomes a Material Subsidiary; and

     (b) if at any time the Subsidiaries which are not Material Subsidiaries, together have assets exceeding 7.5% of Consolidated Assets or EBITDA exceeding 10% of Consolidated EBITDA, Borrower will, within 60 days, pledge 100% or 65% of the stock or ownership interest (depending on whether domestic or foreign) in one or more of such Subsidiaries which will then be deemed a Material Subsidiary(s) so that neither of such percentages of Consolidated Assets or Consolidated EBITDA is exceeded.

                                   SECTION 7.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.01 Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

     (a)    Liens pursuant to any Loan Document;

     (b)    Liens existing on the date hereof and listed on Schedule 7.01 and
                                                            -------------
any renewals or extensions thereof, provided that the property covered thereby
                                    --------
is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
                                  --------------

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 30 consecutive days during which execution is not effectively stayed; and

     (i)    Liens securing Indebtedness permitted under Section 7.03(e);
                                                        ---------------
provided that (i) such Liens do not at any time encumber any property other than
--------
the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

     7.02   Investments. Make any Investments, except:

     (a)    Investments other than those permitted by subsections (b) through
(h) that are existing on the date hereof and listed on Schedule 7.02;
                                                       -------------

     (b) Investments held by the Borrower or such Subsidiary in the form of cash equivalents or short-term marketable securities;

     (c) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

     (d) Investments of Borrower in any Subsidiary or Investments of any Subsidiary in the Borrower or another Subsidiary;

     (e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (f)    Guaranty Obligations permitted by Section 7.03; and
                                              ------------

     (g)    Investments permitted by Section 7.04
                                     ------------

     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a)    Indebtedness under the Loan Documents or contemplated by Section
                                                                     -------
2.01(b);
------

     (b)    Indebtedness outstanding on the date hereof and listed on Schedule
                                                                      --------
7.03 and any refinancings, refundings, renewals or extensions thereof; provided
----                                                                   --------
that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

     (c) Guaranty Obligations of the Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of the Borrower or any wholly-owned Subsidiary;

     (d) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such
                                                        --------
obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the
                             --------------   --------  -------
aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

     (f) Existing or future Indebtedness of FLIR Systems, AB or foreign Subsidiaries which are not Material Subsidiaries which may be secured or unsecured, not exceeding in the aggregate at any time, $10,000,000 including the existing line of credit and overdraft facility from Svenska Handelsbanken in the current maximum amount of 55,000,000 Swedish kroner, 40,000,000 Swedish kroner of which is secured; provided that the total Indebtedness of foreign Subsidiaries which are not Material Subsidiaries shall not exceed $3,000,000 at any time; and

     (g) Indebtedness arising from the honoring of a check, draft or similar instrument against insufficient funds.

     7.04 Fundamental Changes. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

     (a)   any Subsidiary may merge with (i) the Borrower, provided that the
                                                           --------
Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any wholly-owned Subsidiary is merging with
              --------
another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

     (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary,
--------
then the purchaser must also be a wholly-owned Subsidiary; and

     (c) Borrower or any Subsidiary may merge with or acquire any Person in the same or similar business of Borrower, but only if Borrower or the applicable Subsidiary shall remain the parent or surviving entity, and only if the after consummation of such transaction, no Default or Event of Default shall have occurred, and the aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Committed Revolving Loans, (ii) the Outstanding Amount of L/C Obligations, and (iii) the Outstanding Amount of any Swing Loans by at least $10,000,000.

     (d) FSI Automation, Inc. may be dissolved so long as any assets remaining after payment of creditors are distributed to Borrower.

     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

     (b) Dispositions of cash, cash equivalents or inventory in the ordinary course of business;

     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or (iii) the board of directors or senior management of the Borrower or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the Borrower or such Subsidiary;

     (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary;

     (e)   Dispositions permitted by Section 7.04; and
                                     ------------

     (f) Non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice; provided, however,
                                                          --------  -------
that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.

     7.06 Lease Obligations. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

     (a)   leases in existence on the date hereof and listed on Schedule 7.06,
                                                                -------------
and any renewal, extension or refinancing thereof;

     (b) operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary after the date hereof in the ordinary course of business; and

     (c) capital leases and Synthetic Lease Obligations to the extent permitted by Section 7.03.
             ------------
                                       53

     7.07 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

     (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests); and

     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person.

     7.08  ERISA. At any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

     7.09 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof.

     7.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower (other than a Subsidiary), other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

     7.11 Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for capital expenditures in the ordinary course of business not exceeding $12,000,000 in the aggregate for the Borrower and it Subsidiaries during each fiscal year; provided, however, that unexpended
                                             --------  -------
amounts in any fiscal year may not be carried over for expenditure in any succeeding fiscal year.

     7.12 Burdensome Agreements. Enter into any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower or (b) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.

     7.13 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.14  Financial Covenants.

     (a) Minimum Consolidated EBITDA. Permit the Consolidated EBITDA for any period of four consecutive fiscal quarters to be less than $32,000,000.

     (b) Minimum Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of (a) $75,000,000, (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending on March 31, 2002 or thereafter (with no deduction for a net loss in any such fiscal quarter) and (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Borrower and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock of the Borrower or any Subsidiary (including upon any conversion of debt securities of the Borrower into such capital stock).

     (c) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.50:1.

     (d) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 2.00:1.

                                   SECTION 8.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01  Events of Default. Any of the following shall constitute an Event of
Default:

     (a)   Non-Payment. The Borrower fails to pay (i) when and as required to be
           -----------
paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b)   Specific Covenants. The Borrower fails to perform or observe any
           ------------------
term,covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05,
                                               ------------  ----  ----  ----
6.10 or 6.12 or Section 7; or
----    ----    ---------

     (c)   Other Defaults. Any Loan Party fails to perform or observe any other
           --------------
covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

     (d)   Representations and Warranties. Any representation or warranty made
           ------------------------------
or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been materially incorrect when made or deemed made; or

     (e)   Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make
           -------------
any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f)   Insolvency Proceedings, Etc. Any Loan Party or any of its
           ---------------------------
Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g)   Inability to Pay Debts; Attachment. (i) The Borrower or any
           ----------------------------------
Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

     (h)   Judgments. There is entered against the Borrower or any Subsidiary
           ---------
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect; or

     (i)   ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or
           -----
Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

     (j)   Invalidity of Loan Documents. Any Loan Document, at any time after
           ----------------------------
its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable, all in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

     (k)   Material Adverse Effect. There occurs any event or circumstance that
           -----------------------
has a Material Adverse Effect.

     8.02 Remedies Upon Event of Default. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) of Section 8.01, the obligation of each Lender to make Loans and any
       ------------
obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

                                   SECTION 9.
                              ADMINISTRATIVE AGENT

     9.01  Appointment and Authorization of Administrative Agent.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement

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

and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and
--------  -------
immunities (i) provided to the Administrative Agent in this Section 9 with
                                                            ---------
respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 9
                                                                      ---------
included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04  Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to
   ------------
have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Section 8; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however,
                                                            --------  -------
that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct; provided,
                                                               --------
however, that no action taken in accordance with the directions of the Required
-------
Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation of the Administrative Agent.

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

     9.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any
                                                             --------
such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent, Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 and Sections 10.04 and
                                             ---------     --------------
10.05 shall inure to its benefit as to any actions taken or omitted to be taken
----
by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

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

                                  SECTION 10.
                                  MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment,
                                  --------  -------
waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

     (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);
                                  ------------

     (b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided, however, that only the consent of the Required Lenders shall be
      --------  -------
necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

     (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

     (e) change the Pro Rata Share or Voting Percentage of any Lender;

     (f) amend this Section, or Section 2.14, or any provision herein providing
                                ------------
for consent or other action by all the Lenders;

     (g) release any Guarantor from its Guaranty; or

     (h) release all or substantially all of the Collateral.

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

     10.02 Notices and Other Communications; Facsimile Copies.

     (a)   General. Unless otherwise expressly provided herein, all notices and
           -------
other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the
                         --------------
Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that
                                                     --------  -------
notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Section 2 shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

     (b)   Effectiveness of Facsimile Documents and Signatures. Loan Documents
           ----------------------------------------------------
may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request
                                  --------  -------
or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c)   Limited Use of Electronic Mail.  Electronic mail and internet and
           ------------------------------
intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d)   Reliance by Administrative Agent and Lenders. The Administrative
           -------------------------------------------
Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

     10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities,
                   -----------
obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any other Loan Party, or any Environmental Liability related in any way to the Borrower or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether
                              -----------------------
or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be
            --------
available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amount due under this Section 10.05 shall be payable within ten
                                       -------------
Business Days after demand therefor.

     10.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of
                       --------
the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $2,500,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
                                                                       --------
3.01, 3.04 and 3.05 with respect to facts and circumstances occurring prior to
----  ----     ----
the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrower, the Administrative Agent and the

Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries (each, a "Participant") in all or a portion of such Lender's
                          -----------
rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such
                                                   --------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may
                                 --------
provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant,
(ii) reduce the principal, interest, fees or other amounts payable to such Participant, (iii) release any Guarantor from its Guaranty or (iv) release all or substantially all of the Collateral. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a
            -------------  ----     ----
Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided
                            -------------                             --------
such Participant agrees to be subject to Section 2.14 as though it were a
                                         ------------
Lender.

        (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been
              ------------    ----
entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless
                                                             ------------
the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
                                                                    -------
10.15 as though it were a Lender.
-----

        (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no
                                                            --------
such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (g)   As used herein, the following terms have the following meanings:

                "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a
                 -----------------
          Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (B) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                "Fund" means any Person (other than a natural person) that is
                 ----
          (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                "Approved Fund" means any Fund that is administered or managed
                 --------
          by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America shall, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and (ii) upon five Business Days' notice to the Borrower, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to
                       --------  -------
appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or the termination of the Swing Line, as the case may be. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If
                                                        ---------------
Bank of America terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Committed Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.05(c).
                                                           ---------------

          10.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any
prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower
               -----------
relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of
                                           --------
information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the
--------  -------
validity of such set-off and application.

     10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or
                                  ------------
any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or
                         --------
remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


     10.15 Tax Forms. (a) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall
                                                          --------------
deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

     (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

     10.16   Governing Law.

     (a) This agreement shall be governed by, and construed in accordance with, the law of the state of Oregon applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and
                                      --------
each Lender shall retain all rights arising under federal law.

     (b) Any legal action or proceeding with respect to this agreement or any other loan document may be brought in the courts of the state of Oregon or of the United States for the district of such state, and by execution and delivery of this agreement, the Borrower, the Administrative Agent and each Lender consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Borrower, the Administrative Agent and each

Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any loan document or other document related thereto. The Borrower, the Administrative Agent and each Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state.

     10.17 Arbitration and Waiver of Right to Trial by Jury

     (a) This Section concerns the resolution of any controversies or claims among the Borrower, the Administrative Agent and Lenders, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Agreement (including any renewals, extensions or modifications); or (ii) any document related to this Agreement (collectively a "Claim").

     (b) At the request of the Borrower, the Administrative Agent or any Lender, any Claim shall be resolved by arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

     (c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of JAMS/Endispute, LLC, a Delaware limited liability company or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

     (d) The arbitration shall be administered by JAMS and conducted in Oregon. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

     (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

     (f) This paragraph does not limit the right of Borrower, the Administrative Agent or any Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

     (g) The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

     (h) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

     10.18 Time of the Essence. Time is of the essence of the Loan Documents.

     10.19 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

     10.20 Certain agreements not enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               FLIR SYSTEMS, INC., as Borrower

                               By: /s/ Stephen M. Bailey
                                  --------------------------------------

                               Name: Stephen M. Bailey

                               Title: Vice President and Chief Financial Officer


                               BANK OF AMERICA, N.A., as
                               Administrative Agent

                               By: /s/ Dora A. Brown
                                  --------------------------------------

                               Name: Dora A. Brown

                               Title: Vice President


                               BANK OF AMERICA, N.A., as a Lender, L/C
                               Issuer and Swing Line Lender

                               By: /s/ Eric Eidler
                               --------------------------------------

                               Name: Eric Eidler

                               Title: Senior Vice President


                               KEYBANK, N.A., as a Lender

                               By: /s/ L. Scott Bruun
                                  --------------------------------------

                               Name: L. Scott Bruun

                               Title: Vice President


                               UNION BANK OF CALIFORNIA, N.A., as a
                               Lender

                               By: /s/ Thomas Marks
                                  --------------------------------------

                               Name: Thomas Marks

                               Title: Vice President

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES
                         -------------------------------

-------------------------------------------------------------------------------
Lender                              Commitment      Lender's Pro Rata Share of
------                              ----------      --------------------------
                                                      Aggregate Commitments
                                                      ---------------------

-------------------------------------------------------------------------------
Bank of America, N.A.               $15,000,000                 42.857142857%

-------------------------------------------------------------------------------
KeyBank National Association        $10,000,000                 28.571428571%

-------------------------------------------------------------------------------
Union Bank of California, N.A.      $10,000,000                 28.571428571%

-------------------------------------------------------------------------------
Total Aggregate Commitments:        $35,000,000                          100%

-------------------------------------------------------------------------------

                                 SCHEDULE 10.02

                      INFORMATION FOR ADMINISTRATIVE AGENT
                      ------------------------------------
                                   AND LENDERS
                                   -----------

Administrative Agent:
--------------------

Bank of America, N.A.
Commercial Agency Management
WA1-501-37-20
800 Fifth Avenue, Floor 37
Seattle WA 98104
Attention: Dora A. Brown, Vice President
---------
Telephone: (206) 358-0101
Fax: (206) 358-0971
Email: dora.a.brown@bankofamerica.com
       ------------------------------

Lenders:
-------

BANK OF AMERICA, N.A.
Commercial Banking
121 SW Morrison, Suite 1700
Portland OR 97204
Attention: Eric R. Eidler, Senior Vice President
---------
Telephone: (503) 275-1407
Fax: (503) 275-1391
Email: eric.r.eidler@bankofamerica.com
       -------------------------------

KEYBANK NATIONAL ASSOCIATION
1211 SW 5/th/, Suite 305
Portland OR 97204
Attention: L. Scott Bruun, Vice President
---------
Telephone: (503) 790-7561
Fax: (503) 790-7537
Email: scott_bruun@keybank.com
       -----------------------

UNION BANK OF CALIFORNIA, N.A.
P.O. Box 3121
Portland, OR 97208
Attention: Thomas Marks, Vice President
Telephone: (503) 225-3693

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

         Fax: (503) 225-2846
         Email: thomas.marks@uboc.com

         Requests for Credit Extensions:
         ------------------------------

         BANK OF AMERICA, N.A.
         Credit Services
         Mail Code: CA4-706-05-09
         1850 Gateway Boulevard
         Concord CA  94520
         Attn:    Lorrie McLain
                  Telephone: (925) 675-8365
                  Facsimile: (888) 969-2432
                  Electronic mail: lorrie.mclain@bankofamerica.com
         Account Name: Corporate FTA
         Account No.: 3750836479
         Ref: FLIR Systems, Inc.
         ABA # 111000012

         Requests for Credit Extensions:
         ------------------------------

         KEYBANK NATIONAL ASSOCIATION
         Western Loan Services
         Mail Code: ID-56-PC-1034
         431 E. Parkcenter BLVD
         Boise ID 83706
         Attn:    Specialty Services Team
                  Telephone: 800-297-5518
                  Facsimile: 800-297-5495
         Account No.: 3072
         Ref: FLIR Systems, Inc.
         ABA # 125000574

         Requests for Credit Extensions:
         ------------------------------

         UNION BANK OF CALIFORNIA, N.A.
         601 Potrero Grande
         Monterey Park CA  91755
         Attn:    Shirley Davis
                  Telephone: (323) 720-2870
                  Facsimile: (323) 720-2224
         Account Name: Commercial Loan Operations
         Account No.: 77070-196431
         Ref: FLIR Systems, Inc.
         ABA # 122-000-496

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                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                        Date: ___________, _____

To:  Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement, dated as of March 22, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used
                                ---------
herein as therein defined), among FLIR Systems, Inc., a corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America,
 --------
N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

     The undersigned hereby requests (select one):

     [_] A Borrowing of Committed Loans      [_] A conversion or continuation of
                                                 Loans
     1.    On _________________________________________ (a Business Day).

     2.    In the amount of $__________________________.

     3.    Comprised of _______________________________.
                             [Type of Committed Loan requested]

     4.    For Eurodollar Rate Loans:  with an Interest Period of ______ months.

     [The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]
                  ------------

                                         FLIR SYSTEMS, INC.

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________



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                                                                       EXHIBIT B

                         FORM OF swing line loan NOTICE

                                                        Date: ___________, _____

To:      Bank of America, N.A., as Swing Line Lender
         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of March 22, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used
                                --------
herein as therein defined), among FLIR Systems, Inc., a corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America,
 --------
N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned hereby requests a Swing Line Loan:

         1.       On _____________________________________ (a Business Day).

         2.       In the amount of $______________________.

         The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the
                                                      ---------------
Agreement.

                                         FLIR SYSTEMS, INC.

                                         By: ___________________________________

                                         Name: _________________________________

                                         Title: ________________________________

                                                                       EXHIBIT D

                         form of COMPLIANCE CERTIFICATE

                                          Financial Statement Date: ___________,

To:      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of March 22, 2002 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used
                                ---------
herein as therein defined), among FLIR Systems, Inc., a corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America,
 --------
N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

            [Use following for fiscal year-end financial statements]

         1.   Attached hereto as Schedule 1 are the year-end audited financial
                                 ----------
statements required by Section 6.01(a) and Section 6.01(b) of the Agreement for
                       -----------------------------------
the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal quarter-end financial statements]

         1.   Attached hereto as Schedule 1 are the unaudited financial
                                 ----------
statements required by Section 6.01(c) of the Agreement for the fiscal quarter
                       ---------------
of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

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                                  [select one:]

     [to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

                                     --or--

     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

     4. The financial covenant analyses and information set forth on Schedule 2
                                                                     ----------
attached hereto are true and accurate on and as of the date of this Certificate.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________, _________.

                                      FLIR SYSTEMS, INC.

                                      By: ____________________________
                                      Name: __________________________
                                      Title: _________________________

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

                                                                       EXHIBIT E

                            ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (this "Assignment and Assumption") is
                                                -------------------------
dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee]
                                        --------
(the "Assignee"). Capitalized terms used but not defined herein shall have the
      --------
meanings given to them in the Credit Agreement identified below (the "Credit
                                                                      ------
Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.
---------
The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, Letters of Credit and Swing Line Loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued), suits, casuses of action and any other right of the Assignor against any other Person) (the "Assigned
                                                                    --------
Interest"). Such sale and assignment is without recourse to the Assignor and,
--------
except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor:     ____________________________________

2.   Assignee:     ____________________________________ [and is an
                   Affiliate/Approved Fund of [identify Lender]/1/]

3.   Borrower(s):  ____________________________________

4.   Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5.   Credit Agreement:      [The Credit Agreement, dated as of March 22, 2002,
                            among FLIR Systems, Inc., the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent.


__________________________________

   /1/ Select as applicable.

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6.   Assigned Interest:

---------------------------------------------------------------------------------------------------------------
                                      Aggregate
                                      Amount of                   Amount of                  Percentage
                                   Commitment/Loans            Commitment/Loans              Assigned of
      Facility Assigned            for all Lenders*               Assigned*              Commitment/Loans/2/
      -----------------            ---------------                --------               ----------------

---------------------------------------------------------------------------------------------------------------
        _____________/3/          $________________           $________________           ______________%
---------------------------------------------------------------------------------------------------------------
        _____________             $________________           $________________           ______________%
---------------------------------------------------------------------------------------------------------------
        _____________             $________________           $________________           ______________%
---------------------------------------------------------------------------------------------------------------

[7.  Trade Date:  __________________]/4/

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

  The terms set forth in this Assignment and Assumption are hereby agreed to:

                                           ASSIGNOR
                                           --------
                                           [NAME OF ASSIGNOR]

                                           By: _____________________________
                                               Title:

                                           ASSIGNEE
                                           --------
                                           [NAME OF ASSIGNEE]

                                           By: _____________________________
                                               Title:

[Consented to and]/5/ Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
 Administrative Agent

By: _________________________________
    Title:

By: _________________________________
    Title:

[Consented to:]/6/
_________________________

          * Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
          /2/ Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
          /3/ Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Term Loan Commitment", etc.).
          /4/ To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
          /5/ To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
          /6/ To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

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

                                            ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

                        STANDARD TERMS AND CONDITIONS FOR

                            ASSIGNMENT AND ASSUMPTION

                1.   Representations and Warranties.
                     ------------------------------

                1.1. Assignor. The Assignor (a) represents and warrants that (i)
                     --------
it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                1.2. Assignee. The Assignee (a) represents and warrants that (i)
                     --------
it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

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                1.3  Assignee's Address for Notices, etc. Attached hereto as
                     ------------------------------------
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

                2.   Payments. From and after the Effective Date, the
                     --------
Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                3.   General Provisions. This Assignment and Assumption shall be
                     ------------------
binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Oregon.

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

                             SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

                             ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

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